Exhibit 99.1

News Release For Immediate Release, Page 1 of 3

Cboe Global Markets Announces Changes to Management Team

              Chris Isaacson, Executive Vice President and Chief Information Officer, elevated to Executive Vice President and Chief Operating Officer

              Eric Crampton, Senior Vice President and Global Head of Software Engineering, elevated to Senior Vice President and Chief Technology Officer

              Chris Concannon, President and Chief Operating Officer, leaving company to pursue a new opportunity

CHICAGO – January 7, 2019 – Cboe Global Markets, Inc. (Cboe: CBOE), one of the world’s largest exchange holding companies, today announced that Chris Isaacson, Executive Vice President and Chief Information Officer, will become Executive Vice President and Chief Operating Officer, reporting to Chairman and Chief Executive Officer Ed Tilly. Eric Crampton, Senior Vice President and Global Head of Software Engineering, will become Senior Vice President and Chief Technology Officer, reporting to Chris Isaacson.

Isaacson takes over chief operating duties from Chris Concannon, President and Chief Operating Officer, who is leaving Cboe on January 14 to pursue a new opportunity outside the company.  Tilly will add the title of President, a position he held from 2011 to 2013.  These appointments will be effective January 14.

As Chief Operating Officer, Isaacson will run the day-to-day operations of the company and assume oversight of the Risk/Information Security teams, while continuing to lead the trade desk, infrastructure, data and analytics, and foreign exchange (FX) technology and operations, which he previously led as Chief Information Officer.  As Chief Technology Officer, a new position within Cboe, Crampton will lead global software engineering, quality assurance and project management.

Since joining Cboe Global Markets in 2017, Isaacson has led the integration of the Cboe and Bats Global Markets (Bats) technology platforms following Cboe’s acquisition of Bats in 2017. A founding member of Bats in 2005, Isaacson held various senior leadership positions with the company, including Chief Operating Officer from 2007 to 2014 and Executive Vice President and Global Chief Information Officer from 2014 to 2017.  Prior to helping found Bats, he was a software developer at broker-dealer Tradebot Systems from 2003 to 2005.

Crampton also joined Cboe in 2017 following the Bats acquisition.  He had been with Bats since 2008, where he led the software engineering teams through the implementation of the company’s proprietary exchange technology platform and through the technology integrations following Bats’ acquisitions of Chi-X Europe and Direct Edge.  He previously held technical and management roles at Amazon and at Automated Trading Desk, an electronic market making and technology firm.

Cboe Global Markets Chairman and Chief Executive Officer Ed Tilly said: “The role of COO is a natural progression for Chris Isaacson, given his track record of success with the company and the importance we place on leading-edge technology and relentless execution.  He is widely regarded as one of the top technology and operations professionals in the industry and is uniquely qualified to lead our daily operations during this next phase of our growth.”

Tilly continued: “Eric Crampton is a world-class financial technology professional who has been instrumental in the integration of Cboe and Bats. Working alongside Chris, he and his team are successfully executing our technology integration, creating a common world-class trading platform across our equities, options and futures exchanges, which when completed, will be a game-changer for Cboe and its customers.  On behalf of everyone at Cboe, we congratulate

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News Release For Immediate Release, Page 2 of 3

Chris and Eric on their promotions and know that they will continue to deliver value to our colleagues, customers and shareholders.”

Commenting on Chris Concannon’s departure, Tilly said: “Chris and I came together to execute the transformative Cboe-Bats deal.  He shared my vision for what Cboe could become and today, with our greatly expanded multi-asset product line and global footprint, Cboe Global Markets is one of the world’s largest exchange operators.  We’ve had a tremendous working relationship and I want to personally thank him for his contributions to Cboe and wish him continued success in his next challenge.”

Chris Isaacson said: “I am honored to take on the role of Chief Operating Officer. This is an incredibly exciting time for Cboe Global Markets given the growth we’ve experienced this past year, especially in our proprietary index products, while achieving major milestones toward our corporate integration and technology migrations.  We continue to execute on our commitment to product innovation, leading-edge technology and seamless trading solutions. We have an outstanding team in place who delivers on this commitment each day and I’m excited about all we can accomplish going forward.”

Chris Concannon commented: “I am incredibly grateful to Ed, the Board of Directors and all of our Cboe Global Markets associates for their support. I’m proud of the work our entire team has done in the successful integration of Bats, which leaves Cboe even better positioned for the future. It is bittersweet to be leaving such a fantastic team, but I’m excited to pursue a challenging new leadership opportunity.  I wish the entire Cboe team continued success.”

About Cboe Global Markets, Inc.

Cboe Global Markets, Inc. (Cboe: CBOE) is one of the world’s largest exchange holding companies, offering cutting-edge trading and investment solutions to investors around the world. The company is committed to relentless innovation, connecting global markets with world-class technology, and providing seamless solutions that enhance the customer experience.

Cboe offers trading across a diverse range of products in multiple asset classes and geographies, including options, futures, U.S. and European equities, exchange-traded products (ETPs), global foreign exchange (FX) and multi-asset volatility products based on the Cboe Volatility Index (VIX Index), the world’s barometer for equity market volatility.

Cboe’s trading venues include the largest options exchange in the U.S. and the largest stock exchange by value traded in Europe.  In addition, the company is the second-largest stock exchange operator in the U.S. and a leading market globally for ETP trading.

The company is headquartered in Chicago with offices in Kansas City, New York, London, San Francisco, Singapore, Hong Kong and Quito, Ecuador.  For more information, visit www.cboe.com.

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News Release For Immediate Release, Page 3 of 3

Media Contacts	Analyst Contact

Suzanne Cosgrove	Caitlin Tucker	Stacie Fleming	Debbie Koopman
(312) 786-7123	(312) 786-7251	44-20-7012-8950	(312) 786-7136
scosgrove@cboe.com	ctucker@cboe.com	sfleming@cboe.com	dkoopman@cboe.com

CBOE-C

Cboe®, Cboe Volatility Index®, and VIX® are registered trademarks and Cboe Global MarketsSM is a service mark of Cboe Exchange, Inc.  All other trademarks and service marks are the property of their respective owners.

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Some factors that could cause actual results to differ include: the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations; price competition and consolidation in our industry; decreases in trading volumes, market data fees or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; increasing competition by foreign and domestic entities; our dependence on and exposure to risk from third parties; our index providers’ ability to maintain the quality and integrity of their indexes and to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to attract and retain skilled management and other personnel, including those experienced with post-acquisition integration; our ability to accommodate trading volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; our ability to protect our systems and communication networks from security risks, including cyber-attacks and unauthorized disclosure of confidential information; challenges to our use of open source software code; our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status; damage to our reputation; the ability of our compliance and risk management methods to effectively monitor and manage our risks; our ability to manage our growth and strategic acquisitions or alliances effectively; unanticipated difficulties or expenditures relating to the acquisition of Bats Global Markets, Inc., including, without limitation, difficulties that result in the failure to realize expected synergies, accretion, efficiencies and cost savings from the acquisition within the expected time period (if at all), whether in connection with integration, migrating trading platforms, broadening distribution of product offerings or otherwise; restrictions imposed by our debt obligations; our ability to maintain an investment grade credit rating; potential difficulties in our migration of trading platforms and our ability to retain employees as a result of the acquisition; and the accuracy of our estimates and expectations. More detailed information about factors that may affect our actual results to differ may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2017 and other filings made from time to time with the SEC.

We do not undertake, and we expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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